UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2020

LEADER CAPITAL HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-56159	47-1100063
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 2708-09, Metropolis Tower, 10 Metropolis Drive, Hung Hom, Hong Kong
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +852 3487 6378

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On June 30, 2020, Leader Capital Holdings Corp., a Nevada corporation (the “Company”), entered into a stock forfeiture letter (the “Stock Forfeiture Letter”) with First Leader Capital Ltd., a significant stockholder of the Company and an entity solely owned and controlled by Yi-Hsiu Lin, the Company’s Chief Executive Officer and a member of the Company’s board of directors. Pursuant to the Stock Forfeiture Letter, on June 30, 2020, First Leader Capital Ltd. forfeited and surrendered 5,500,000 shares (the “Surrendered Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and the Surrendered Shares were automatically cancelled and retired (the “Stock Cancellation”). First Leader Capital Ltd. agreed to forfeit and cancel the Surrendered Shares in exchange for the benefit from reducing the Company’s outstanding Common Stock to be more in line with what management deems to be market expectations based on the Company’s current valuation. Immediately following the Stock Cancellation, the Company had 108,184,073 shares of Common Stock issued and outstanding.

The foregoing description of the Stock Forfeiture Letter and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the full text of the Stock Forfeiture Letter, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

On June 30, 2020, the Company’s board of directors agreed to grant a new employee of JFB Internet Service Limited, a wholly owned subsidiary of the Company, (i) 5,000,000 shares of Common Stock in connection with such employee’s employment (the “Inducement Shares”) and (ii) 5,000,000 shares of Common Stock upon the achievement of each of two milestones set forth in such employee’s offer letter relating to the FinMaster mobile application. In addition, on that same day, the Company’s board of directors granted an aggregate of 4,500,000 to a consultant and a service provider in exchange for services rendered (the “Consultant Shares”). After giving effect to the Stock Cancellation, following the issuance of the Inducement Shares and the Consultant Shares, the Company will have 117,684,073 shares of Common Stock issued and outstanding.

The Company offered and/or issued the shares of Common Stock described herein in reliance upon the exemption from registration afforded by Section 4(a)(2) under the Securities Act of 1933, as amended. The offers and issuances of the shares of Common Stock did not involve a “public offering” based upon the following factors: (i) the offers and/or issuances of the shares of Common Stock were isolated private transactions; (ii) a limited number of shares of Common Stock were offered to a limited number of individuals and entities; (iii) there were no public solicitations; (iv) the investment intent of the recipients; and (v) the restriction on transferability of the shares of Common Stock issued or issuable.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Stock Forfeiture Letter, dated as of June 30, 2020, by and between Leader Capital Holdings Corp. and First Leader Capital Ltd.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEADER CAPITAL HOLDINGS CORP.

Date: July 7, 2020	By:	/s/ Yi-Hsiu Lin
Yi-Hsiu Lin
Chief Executive Officer

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